                                                                   EXHIBIT 10.11

THE BOATMEN'S(R)
NATIONAL BANK
OF ST. LOUIS
                                                  ONE BOATMEN'S PLAZA
                                                  800 Market Street
                                                  Post Office Box 236
                                                  St. Louis, Missouri 63166-0236
                                                  314 466-6000

Service Experts, Inc.
1134 Murfreesboro Road
Nashville, TN 37217

Attention:       Mr. Alan Sielbeck
                 President

Gentlemen/Ladies:

Service Experts, Inc. (the "Borrower") has requested credit facilities (the "Facilities") in the aggregate principal amount of $25 million (the "Aggregate Commitment") (i) to finance the acquisition (the "Acquisition") of unspecified companies and (ii) for general working capital purposes.

Boatmen's is pleased to act as Agent for the Facility and to confirm its commitment ("this Commitment") to Borrower for the entire amount of the Facility on the essential terms and conditions set forth in the term sheet attached hereto (the "Term Sheet"), which is incorporated in this Commitment Letter by reference, and subject to the conditions set forth in this Commitment Letter and the preparation, execution, and delivery of a mutually acceptable credit agreement and other loan documents (collectively, the "Loan Documents") incorporating substantially such terms, conditions and such other terms and conditions as are customary for credit facilities similar to the Facility.

Boatmen's intends to syndicate the Facility to a group of lenders selected by it. Boatmen's will manage all aspects of the syndication, including, without limitation, decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of the fees discussed herein among the Lenders. Upon Boatmen's acceptance of any such commitment from a Lender, Boatmen's will be relieved of its obligation to find such amount under this Commitment.

To assist Boatmen's in its syndication efforts, Borrower will (a) provide and cause its advisors to provide Boatmen's upon request all information deemed reasonably necessary by it to complete successfully the syndication, including, without limitation, all information and projections prepared by Borrower or on Borrower's behalf relating to the transactions

THE BOATMEN'S NATIONAL BANK OF ST. LOUIS



contemplated hereby; (b) cause its advisors and the management of Borrower and the Company to actively participate in both the preparation of an information package regarding the operations and prospects of Borrower and the Company and the presentation of the information to prospective Lenders; and (c) not make any statement publicly about this Commitment, the Lenders' commitments, or the Facility which might negatively affect Boatmen's and the Lenders' ability to syndicate the Facility.

Borrower agrees to reimburse Boatmen's for all expenses, including but not limited to the fees and reimbursable out-of-pocket costs of Boatmen's counsel, incurred in connection with (a) the preparation, negotiation, and execution of this Commitment Letter, (b) the preparation, negotiation, execution, administration, and enforcement of any document evidencing or otherwise related to the Facility or the syndication, (c) the syndication of the Facility as contemplated hereby, and (d) Boatmen's on-going due diligence in connection with the foregoing.

Borrower also agrees to indemnify and hold harmless Boatmen's, and the Lenders and their respective directors, officers, employees, agents, counsel, and advisors (collectively, including the Lenders, the "Indemnified Persons") against any Indemnifiable Loss. An "Indemnifiable Loss" includes any loss, claim, damage, liability, action, cause of action, judgment, or award of any kind whatsoever, including but not limited to all costs and expenses incurred in connection with investigating or defending against any claim or action, whether or not a party thereto, to which the Indemnified Persons may become subject and which arises under this Commitment Letter, the Loan Documents, or any other document executed in connection with the Acquisition, the Facility, the syndication of the Facility, or any other transaction which is contemplated hereby, or which is in any way connected to the Acquisition, the Facility, the syndication of the Facility, or any other transaction which is contemplated hereby, including but not limited to claims, actions, or causes of action of, or judgments or awards in favor of, any Lender against Boatmen's based in whole or in part upon information provided by Borrower or the Company that is in any respect false or misleading. An "Indemnifiable Loss" does not, however, include any such loss, claim, damage, liability, judgment, action, cause of action, or award to the extent it is found in a final judgment by a court of competent jurisdiction to have been solely caused by such Indemnified Person's gross negligence or willful misconduct. Borrower further agrees not to assert any claim or bring any action against Boatmen's, the Lenders, or any other Indemnified Persons seeking consequential, indirect, incidental, special, or punitive damages on any theory of liability connected in any way with the Acquisition, the Facility, the syndication of the Facility, or any other transaction which is contemplated hereby.

Borrower's obligations described in the previous two paragraphs are independent of all other obligations of Borrower under this Commitment Letter and under the Loan Documents, will survive the expiration, revocation, or termination of this Commitment Letter, and will be payable whether or not the syndication is ever completed, the Loan Documents are ever

THE BOATMEN'S NATIONAL BANK OF ST. LOUIS



executed, the Acquisition is ever consummated, or the financing contemplated hereby is ever closed.

Borrower irrevocably submits to the non-exclusive jurisdiction of any court in which a claim or action with respect to which any of the Indemnified Persons may seek indemnity hereunder is brought against Boatmen's or the Lenders and irrevocably waives any objection as to venue or inconvenient forum. Borrower and Boatmen's waive any right to trial by jury of any claim, demand, action, or cause of action (1) arising under this Commitment Letter, the Loan Documents, or any other document executed in connection with the Acquisition, the Facility, the syndication of the Facility, or any other transaction which is contemplated hereby, or (2) in any way connected with or related or incidental to the transactions contemplated hereby, whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise. Borrower agrees not to settle any claim, demand, action, or proceeding relating to the Acquisition, the Facility, the syndication of the Facility, or any other transaction which is contemplated hereby (whether or not any Indemnified Person is a party thereto) unless such settlement releases all Indemnified Persons from any and all liability in respect of any claim, demand, action, or proceeding transaction.

This Commitment is subject to Boatmen's determination that (a) there is an absence of any material adverse change in the business, condition (financial or otherwise), operations, performance, properties, or prospects of Borrower, any of its material subsidiaries, or any guarantor (including, without limitation, the Company) from that reflected in the financial statements dated as of March 31, 1996 previously delivered to Boatmen's; (b) there is an absence of any material adverse change in the business, condition (financial or otherwise), operations, performance, properties, or prospects of Borrower and all other entities covered by the consolidated pro forma financial statements as of March 31, 1996 previously delivered to Boatmen's from that reflected in such pro forma financial statements; and (c) there is an absence of any material adverse change prior to closing in primary and secondary loan syndication markets or capital markets generally.

By accepting delivery of this Commitment Letter and the Term Sheet, Borrower has agreed that unless and until it has accepted this Commitment as provided above, Borrower will not, without Boatmen's consent, disclose expressly or by implication, or publicly or privately, to any person any of the terms of this Commitment Letter or the Term Sheet, or the fact that this Commitment Letter, the Term Sheet, or the financing proposal represented thereby exists. Borrower may, however, disclose any of the foregoing to any employee, financial advisor (but not to any commercial lender), or attorney of Borrower to whom, in each case, it is necessary to disclose such information, but only if such employee, advisor, or attorney is directed to observe this confidentiality obligation. Upon Borrower's acceptance of this Commitment as provided below, Borrower may publicly disclose the existence and amount of this Commitment, and Borrower

THE BOATMEN'S NATIONAL BANK OF ST. LOUIS



may file a copy of this Commitment Letter, or make such other disclosure, as may in the opinion of Borrower's counsel be required by law. Also by accepting delivery of this Commitment Letter and the Term Sheet, Borrower agrees that if Borrower does not accept this Commitment as provided below, Borrower will immediately return to Boatmen's the original and all copies of this Commitment Letter and the Term Sheet.

Please indicate your acceptance of this Commitment in the space indicated below and return a copy of this Commitment Letter so executed to Boatmen's. This Commitment will expire at 5 p.m. (St. Louis time) on August 5, 1996, unless on or prior to such time Boatmen's has received a copy of this Commitment Letter executed by Borrower and a non-refundable payment of $10,000 to be applied against the Facility Fee upon closing. [IN THE EVENT THE TERM SHEET CONDITION #6 RELATING TO THE SUCCESSFUL IPO IS NOT COMPLETED, THIS PAYMENT SHALL BE REFUNDED NO LATER THAN SEPTEMBER 30, 1996.] Notwithstanding timely acceptance of this Commitment by Borrower as provided above, this Commitment will automatically terminate unless definitive Loan Documents are executed on or before September 30, 1996.

By its acceptance of this Commitment, Borrower hereby authorizes Boatmen's, at Boatmen's sole expense but without any prior approval by Borrower, to publish such tombstones and give such other publicity to the Facility as Boatmen's may from time to time determine in its sole discretion.

Borrower also authorizes Boatmen's to answer inquiries from the media with respect to the Facility and to issue press releases with respect to the Facility. The foregoing authorization will remain in effect unless Borrower notifies Boatmen's in writing that such authorization is revoked.

This Commitment Letter, including the Term Sheet, supersede any prior versions hereof and thereof. This Commitment Letter will be governed by the internal laws of the State of Missouri, and may only be amended by a writing executed by both Boatmen's and Borrower.

Boatmen's obligations under this Commitment Letter are enforceable solely by the party signing this Commitment Letter and may not be relied upon by anyone else.

The following notice is given to Borrower pursuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in this notice limits or modifies the terms of this Commitment Letter, including the Term Sheet:

         ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT

THE BOATMEN'S NATIONAL BANK OF ST. LOUIS



         ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.



                                  Sincerely,

                                  THE BOATMEN'S NATIONAL BANK OF ST. LOUIS


                                  By:
                                           ------------------------------------
                                  Title:   Vice President


Accepted and agreed:

SERVICE EXPERTS, INC.


By:
        -----------------------------------

Title:
        -----------------------------------

Date:
        -----------------------------------

                                  TERM SHEET
================================================================================


Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Commitment Letter to which this Term Sheet is attached, and if not defined therein, the meanings that will be defined in the Loan Agreement.


BORROWER:                 Service Experts, Inc., a Delaware Corporation.

GUARANTORS:               All existing and hereinafter created subsidiaries of
                          the Borrower (the "Subsidiaries").

AGENT:                    The Boatmen's National Bank of St. Louis.

LENDERS: A group of lenders to be determined as described in the Commitment Letter (collectively, together with the Agent in its capacity as a lender, the "Lenders").

AMOUNT: Up to $25 million (the "Aggregate Commitment") to be comprised of (i) a Revolving Credit Facility, and
                          (ii) an Acquisition Facility (together the
                          "Facilities") as described below.


                          REVOLVING CREDIT FACILITY

PURPOSE: To fund working capital and general corporate purposes related to the business of the Borrower.

AMOUNT: $5 million (subject to a Borrowing Base, as described below) from which the Borrower may borrow, repay and reborrow in separate Loans.

MATURITY:                 Two years from closing.

AMORTIZATION:             Commitment is reduced by mandatory prepayments (see
                          below), otherwise commitment reduces to zero at Maturity.

BORROWING BASE:           The aggregate of direct borrowings under the
                          Revolving Credit Facility shall not exceed the lesser of: (1) a borrowing base comprised of 80% of Eligible
                          Accounts Receivable plus 50% of





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                                       1

                                  TERM SHEET
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                          Eligible Inventory or (2) the Amount of the
                          Commitment. Eligibility requirements will be determined.


                          ACQUISITION FACILITY

PURPOSE:                  For acquisition purposes (as allowed).

AMOUNT: Up to $20.0 million from which the Borrower may borrow, repay and reborrow.

MATURITY:                 Five years from closing.

DRAWDOWN:                 If a Loan requested for an acquisition for which the
                          Cash Consideration being paid is (1) $1.5 million or less and (2) the ratio of Borrowers consolidated
                          Funded Debt to Consolidated Cash Flow is less than
                          2.5 to 1 on a pro forma basis after giving effect to the requested Loan, then Borrower shall represent and warrant to Lenders that Borrower will be solvent after giving effect to such acquisition, but shall not otherwise be required to obtain the consent of Agent or Lenders in connection with such acquisition.
                          If, however, (A) the Cash Consideration in connection with an acquisition for which a Loan is requested is greater than $1.5 million or (B) the ratio of Borrower's consolidated Funded Debt to Consolidated
                          Cash Flow is greater than 2.5 to 1 on a pro forma basis after giving effect to the requested Loan, then the Borrower shall be required to obtain the consent of Required Lenders. Notwithstanding the above or any other restrictions contained herein, Loans under the Acquisition Facility will be available until two years after closing, at which time no additional
                          Loans will be made.

PRINCIPAL PAYMENTS:       Principal payments shall begin on the first Quarterly
                          Date after the making of a Loan, and continue on each Quarterly Date thereafter until Maturity. Quarterly
                          Principal payments will equal 5% of the original loan amount, with any unpaid balance due at Maturity.





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                                       2

                                  TERM SHEET
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                          OTHER TERMS AND CONDITIONS

SYNDICATION
MANAGEMENT:               The Agent will manage all aspects of the syndication,
                          including but not limited to the timing of offers to potential Lenders, the amounts offered to potential
                          Lenders, the acceptance of Commitments from Lenders, the allocation of Commitments and the compensation provided.

DOCUMENTATION:            The Facilities will be evidenced by a Loan Agreement
                          and other Loan Documents satisfactory to Agent and the Lenders.

INTEREST RATE:            Interest on the Facilities shall be equal to (at the
                          Borrower's option) CBR plus a certain amount or LIBOR plus a certain amount, based on Total Funded
                          Debt/EBITDA as follows:

                                                                           CBR              LIBOR
                          Total Funded Debt/EBITDA                         Plus             Plus
                          ------------------------                         ----             ----
                             greater than or equal to 2.50x
                                 and less than or equal to 3.00x           .50%             2.25%
                             greater than or equal to 2.00x
                                 and less than 2.50x                       .25%             2.00%
                             greater than or equal to 1.00x
                                 and less than 2.00x                       .00%             1.50%
                                    less than 1.00x                        .00%             1.25%

                          Each Loan may bear interest at either the CBR based interest rate or the LIBOR based interest rate, as Borrower selects. For all Loans that bear interest at the LIBOR based rate, Borrower must select an Interest Period of one, three or six months during which the LIBOR based interest rate will be applicable. Each Loan may be converted from one type to another, except that a Loan that bears interest at the LIBOR based rate may only be converted at the end of its Interest Period. There may be only seven separate Loans outstanding at any one time that are accruing interest at different rates or which have different Interest Periods.

                          "CBR" means the corporate base rate of interest established by Agent from time to time, changing when and as the corporate base rate changes. The corporate base rate is not necessarily the lowest rate charged by any Lender to its customers.





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                                       3

                                  TERM SHEET
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                          "LIBOR" means the rate at which Dollar deposits
                          approximately equal in amount to the Loan for the applicable Interest Period are offered or available in the London Interbank Market for Eurodollars, as adjusted for maximum statutory reserves.

                          Interest on each Loan shall be payable monthly in arrears and on the last day of the Interest Period in the case of a Loan accruing interest based on LIBOR, except that, in the case of such Loans with Interest Periods longer than three months, interest is also payable at the end of each calendar quarter.
                          Interest is also payable upon any prepayment, and at Maturity. Interest and fees will be computed for actual days elapsed on a 360-day basis.

DEFAULT INTEREST
RATE: After the occurrence of an Event of Default, the interest rate on all the Loans shall be a per annum rate equal to the CBR + 4%.

COMMITMENT FEE:           A per annum fee on the unused portion of the
                          Aggregate Commitment payable quarter in arrears and on the termination of the facilities in an amount of 1/4%. Borrower will have the ability on any Quarterly Date to designate a portion of the Acquisition Facility as unavailable for the immediately following calendar quarter. The
                          Commitment Fee on the portion designated as unavailable shall be reduced to 1/8% per annum for that calendar quarter. Should the Borrower request reinstatement of a portion of the Acquisition
                          Facility previously designated as unavailable,
                          Borrower will pay a retroactive commitment Fee of 1/4% (per annum) on that portion which has been reinstated.

FACILITY FEE:             A one-time fee paid at closing equal to 1/4% of the
                          Aggregate Commitment.

COLLATERAL:               The Facilities will be secured by first priority,
                          senior security interests in and lien upon all of the Borrower's real and personal property of every type and description (except real estate) including any property acquired through acquisitions, whether





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                                       4

                                  TERM SHEET
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                          now owned or hereafter acquired and wherever located
                          and the stock of the subsidiary companies of Service Experts, Inc.

INFORMATION:              The Borrower shall provide such information regarding
                          its financial condition, income and loss, and cash flows, and their properties, and in such format, as is reasonably requested by Agent.

CAPITAL ADEQUACY:         The Loan Agreement shall include customary provisions
                          relating to yield protection, availability of funding, and capital adequacy.

CONDITIONS OF
LENDING: The Loan Documents shall be in form and substance acceptable to Lenders. The Loan Agreement shall include, without limitation conditions precedent, representations and warranties, covenants, events of default, indemnifications and other provisions customary for transactions of this type.

COVENANTS:                The Loan Documents will contain customary covenants
                          for facilities of this type, including but not limited to each of the following:

                          AFFIRMATIVE COVENANTS:

                          1.        Permitted use of Loan proceeds.
                          2.        Maintenance of corporate existence.
                          3.        Maintenance of Collateral.
                          4.        Required Insurance.
                          5.        Payment of Taxes.
                          6.        Compliance with Laws, including
                                    environmental, ERISA, Employment, and
                                    other.
                          7.        Maintenance of Lenders' Security Interests.
                          8. Providing complete and accurate financial statements and other financial information, including financial projections and pro forma financial statements, Accounts Receivable aging reports and reconciliations.
                          9. Lenders having access to Borrower and their officers and auditors, and access for audit purposes.





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                                       5

                                  TERM SHEET
================================================================================


                          10. Provide Borrowing Base Certificates and Compliance Certificates.


                                    NEGATIVE COVENANTS:

                          1.        Restrictions on Investments.
                          2.        Limitations on Indebtedness.
                          3. Limitations on prepayments of Indebtedness owed to other Persons.
                          4.        Limitations on Indirect Obligations.
                          5.        Restrictions on Security Interests.
                          6.        Restrictions on Acquisitions.
                          7.        Restrictions on Disposal of Property.
                          8.        Restrictions on Distributions.
                          9.        Restrictions on Change of Control.
                          10.       Restrictions on changes in capital
                                    structure.
                          11. Limitation on transactions with Affiliates to arms-length transactions.
                          12. Prohibitions against default under other agreements and entering into conflicting agreements.
                          13. Limitations on creating or acquiring new Subsidiaries.


FINANCIAL
COVENANTS:                The Loan Documents will contain customary financial
                          covenants for facilities of this type, including but not limited to the following:

                          1. Minimum Interest Coverage. (Earnings before Interest and Taxes to Interest must equal or exceed 2.5 to 1.)
                          2.        Minimum Net Worth (To be determined).
                          3. Leverage maximum (Total Funded Debt to Operating Cash Flow must be less than or equal to 3.00 to 1.00).
                          4.        Limitation on Operating Leases.
                          5.        Capital expenditures maximum.
                          6.        Limitation on the payment of dividends.





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                                       6

                                  TERM SHEET
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MANDATORY
PREPAYMENTS:              In addition to scheduled amortization, the Borrower
                          will be required to reduce the Facilities using the proceeds of 100% of any net cash proceeds to the Company of any issuance of equity securities subsequent to closing (and subsequent to the Initial
                          Public Offering), including, but not limited to common stock, preferred stock, or warrants.
                          Mandatory prepayments shall be applied to the scheduled principal payments of the Acquisition
                          Facility in inverse order of their maturity until it is repaid in full, then to reduction of the Revolving
                          Credit Facility Commitment.

EVENTS OF DEFAULT:        The Loan Documents will contain customary Events of
                          Default, for facilities of this type, including but not limited to each of the following:

                          1. Non-payment of any Loan Obligations, including but not limited to principal, interest or fees.
                          2.        Failure to pay amounts owed to other
                                    Persons.
                          3.        Misrepresentation in any material respect.
                          4. Breach or non-performance of any covenant or obligation under any Loan Document.
                          5. Default on or acceleration of any other Indebtedness in an amount to be negotiated.
                          6. Insolvency; failure to pay debts as they become due; commencement of voluntary or involuntary bankruptcy or similar proceeding; assignment for the benefit of creditors.
                          7.        ERISA violations.
                          8.        Environmental violations.
                          9.        Judgment default in an amount to be
                                    negotiated.
                          10.       Attachment of assets in an amount to be
                                    negotiated.
                          11.       Unenforceability of any Loan Document.
                          12.       Liquidation or Dissolution.
                          13.       Seizure of Assets.
                          14.       Racketeering proceeding.
                          15.       Failure of any Security Interest.
                          16.       Material Adverse Change in Borrower's
                                    condition.





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

                                  TERM SHEET
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                          17.       Cross-default to occurrence of a default
                                    (whether or not resulting in acceleration) under any other agreement governing indebtedness of the Borrower.

REPRESENTATIONS &
WARRANTIES:               The Loan Documents will contain representations and
                          warranties customary for credit facilities of this type, including but not limited to representations and warranties regarding or to the effect of each of the following:

                          1.        Corporate existence.
                          2. Authorization, binding effect and absence of conflicts with Charter Documents, Material Agreements and judgments, decrees and orders.
                          3. Possession of material permits, licenses and other intangibles necessary to conduct business.
                          4. Absence of material adverse litigation, other proceedings or judgments except as disclosed prior to execution of the Loan Agreement.
                          5. Absence of material adverse change in financial condition, business, affairs or properties.
                          6.        Fair presentation of financial statements.
                          7.        Payment of taxes.
                          8.        Compliance with Environmental Laws.
                          9. Compliance with all Material Laws and Material Agreements.
                          10. Compliance with all applicable requirements of Regulations U, G, T and X of the Board of Governors of the Federal Reserve System.
                          11.       ERISA compliance.
                          12.       Priority of Lenders' liens.
                          13.       Absence of Default or Event of Default.

CONDITIONS
PRECEDENT
APPLICABLE TO ALL
LOANS: Usual conditions to each loan (including absence of default or unmatured default, lack of Material Adverse Effect from the Borrowers financial condition and operations as reflected in the Borrower's pro forma consolidated financial statements as of





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

                                  TERM SHEET
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                          March 31, 1996 previously delivered to the Agent.
                          Additional conditions precedent to each loan will include without limitation those set forth below:

                          1. Closing. Closing shall occur no later than September 30, 1996 unless extended by Agent, subject to all closing conditions being met.

                          2. Equity. The Net Worth of the Borrower shall be at least $10 million.

                          3. Litigation. There is no pending litigation seeking to prohibit the making of the Loans or which, if adversely determined, would have a Material Adverse Effect on Borrower or Guarantor.

                          4. Material Adverse Change. No Material Adverse Change in the business condition (financial or otherwise), operations, performance, properties or prospects of Borrower.

                          5. Ownership Structure, Structure of the Facilities. The ownership structure of the Borrower shall be satisfactory to the Lenders, and the Lenders must be satisfied that the IPO, Service Experts, Inc.'s acquisitions of its Subsidiaries, and the proposed structure of the Facilities will not subject the Lenders to unacceptable risks including, without limitation, fraudulent conveyance risks.

                          6. IPO and Acquisition of Subsidiaries. The IPO shall have been successfully consummated to the Lenders' satisfaction in the manner represented to the Lenders by Borrower resulting in net proceeds received by Borrower necessary to (i) successfully consummate Service Experts, Inc.'s acquisition of each of the Subsidiaries, (ii) pay off all indebtedness of the Subsidiaries, other than trade debt incurred in the ordinary course of business, and
                          (iii) result in net proceeds of no less than $22,000,000.

                          7. Financial Statements. Agent shall have received (i) pro forma opening financial statements giving effect to the IPO and





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                                  TERM SHEET
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                          the successful acquisition of each of the
                          Subsidiaries which must not be materially less favorable, in the Agent's reasonable judgment, than the projections previously provided to them and which must demonstrate, in Agent's reasonable judgment, together with all other information then available to the Agent, that the Borrower and its subsidiaries can repay their debts and satisfy their respective other obligations as and when due, and can comply with each of the financial covenants contained in the Loan Agreement acceptable to the Agent, and (ii) such information as the Agent and the Lenders may reasonably request to confirm the tax, legal and business assumptions made in such pro forma financial statements, and (iii) the prior three year audit reports and any quarterly reports, all of which must be satisfactory to the Agent.

                          8.        Legal.  All legal (including tax
                          implications) and regulatory matters shall be satisfactory to the Agent. Borrower shall furnish satisfactory opinions of law to the Lenders regarding such matters.

                          9. Relations. Compliance with all applicable requirements of Regulations U, G, T and X of the Board of Governors of the Federal Reserve System.

                          10. Customary Documents. Receipt of other customary closing documentation, including, without limitation, solvency certificates from the Borrower, acceptable to the Agent.

                          11. Due Diligence. Satisfactory results of due diligence investigations of Borrower (which includes Service Experts, Inc., and all of the other companies to be merged) including, without limitation, review of proposed structure, contingent liabilities and contractual obligations. All financial, accounting and tax aspects.





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                                  TERM SHEET
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CONDITIONS
PRECEDENT TO ANY
ACQUISITION LOAN:         Each drawdown of the Acquisition Facility shall be
                          conditioned upon the satisfaction of each of the conditions precedent applicable to all Loans as well, without limitation, as each of the following conditions precedent:

                          1. Acquisition Structure. The amounts and form of the consideration to be paid for the proposed acquisition and all financial, accounting and tax aspects of the proposed acquisition shall be acceptable to the Agent, and the Agent must be satisfied that the transaction will not subject the Lenders to unacceptable risks, including fraudulent conveyance risks.

                          2. Due Diligence. Satisfactory results of due diligence investigations of proposed acquisition targets including, without limitation, review of contingent liabilities and contractual obligations.

                          3. Acquisition Agreement. The Acquisition Agreements applicable to the proposed acquisition shall contain terms and conditions which are acceptable to the Lenders. The Lenders must have received an opinion of counsel of both Borrower and Seller which is satisfactory to the Lenders as to, without limitation, the enforceability of such Acquisition Agreements and their compliance with all applicable law. The proposed Acquisition shall have been consummated.

                          4. Financial Statements. Agent shall have received (i) pro forma opening financial statements giving effect to the proposed acquisition and the successful acquisition of each of the Subsidiaries which must not be materially less favorable, in the Agent's reasonable judgment, than the projections previously provided to them and which must demonstrate, in Agent's reasonable judgment, together with all other information then available to the Agent, that the Borrower and its subsidiaries can repay their debts and satisfy their respective other obligations as and when due, and can comply with each of the financial covenants after giving effect to any Loans made in connection





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                                  TERM SHEET
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                          with such acquisition contained in the Loan Agreement
                          acceptable to the Agent, and (ii) such information as the Agent and the Lenders may reasonably request to confirm the tax, legal and business assumptions made in such pro forma financial statements, and (iii) the prior three year audit reports and any quarterly reports, all of which must be satisfactory to the Agent.

REQUIRED LENDERS:         Any one or more Lenders whose pro rata shares of the
                          Aggregate Commitment at the relevant time aggregate at least 66 2/3%.

ASSIGNMENTS AND
PARTICIPATIONS:           The Agent may, in its absolute discretion, sell
                          participations and assign interests in the Loans and Commitments and disclose information to prospective participants and assignees and share, at its option, any fees with such participants and assignees.

COSTS AND EXPENSES:       Borrower shall pay all costs and expenses incurred by
                          Agent and the Lenders in their due diligence review and in the preparation of Loan Documents (including without limitation, the Commitment Letter and this Term Sheet), closing, administration and enforcement of the transactions contemplated hereby, including but not limited to: (a) recording and filing fees and legal fees and expenses, (b) all taxes due and payable at the time of closing, (c) all attorneys fees and expenses including Agent's loan audits.

OTHER: The Loan Documents will be governed by the laws of the State of Missouri except with respect to the attachment, priority, and enforcement of liens and security interests on Collateral located in states other than Missouri, in which case the law of such states will apply. This term sheet is intended as an outline only and does not purport to be a complete list all the conditions, covenants, representations, warranties and other provisions which will be contained in the definitive legal documentation for the financing contemplated hereby.





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